UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2011

Huron Consulting Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

550 West Van Buren Street, Chicago, Illinois		60607
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 583-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Senior Management Agreement for Diane E. Ratekin

On March 17, 2011, the Company entered into a Senior Management Agreement, effective as of February 22, 2011, with Diane E. Ratekin, Vice President, General Counsel and Assistant Secretary of the Company (the "Ratekin Agreement"). Set forth below is a brief description of the material terms of the Ratekin Agreement.

Term of the Ratekin Agreement: The Ratekin Agreement covers a term beginning on February 22, 2011, and continuing until December 31, 2011. Following the expiration of that initial term, the Ratekin Agreement will be automatically renewed every 12 months, unless Ms. Ratekin or the Company provides 60 days notice to the other that such automatic renewal shall cease. The Ratekin Agreement may be earlier terminated by Ms. Ratekin or the Company pursuant to its terms.

Base Salary: The Ratekin Agreement entitles Ms. Ratekin to an annual base salary. The amount of such base salary is not specified in the Ratekin Agreement The Chief Executive Officer of the Company will review Ms. Ratekin’s compensation annually, based on her performance and the Company’s other compensation policies. Ms. Ratekin’s base salary may not be reduced without her consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company.

Annual Bonus: Each calendar year Ms. Ratekin will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Ms. Ratekin’s performance and the Company’s compensation policies.

Equity Awards: Ms. Ratekin will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Ms. Ratekin’s performance and the Company’s compensation policies.

Other Benefits: Ms. Ratekin will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated key management employees.

Post-Termination Payments: If Ms. Ratekin’s employment is terminated by the Company without Cause or she resigns for Good Reason, in either case, Ms. Ratekin will be entitled to: (i) severance pay in an amount equal to six months base salary ("Severance Pay"), (ii) pro rata vesting of any outstanding equity awards granted to Ms. Ratekin prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly-situated executives of the Company. The receipt of such benefits is conditioned upon Ms. Ratekin’s compliance with the covenants, representations, warranties and agreements contained in the Ratekin Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

"Good Reason" is defined in the Ratekin Agreement to mean a resignation, not in connection with a Change of Control (as defined in the Ratekin Agreement), following a change in Ms. Ratekin’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois.

Change of Control: If (i) Ms. Ratekin’s employment is terminated by the Company without Cause or if she resigns for a CoC Good Reason (as defined in the Ratekin Agreement and summarized below), in either case, within two years following a Change of Control or (ii) Ms. Ratekin reasonably demonstrates that her termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a "Qualifying Termination"), then Ms. Ratekin will be entitled to: (a) cash equal to the target amount of her annual bonus (the "Target Bonus") for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to the sum of her annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for one year following the date of such termination or resignation upon the same terms as exist for her immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Ms. Ratekin will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by her for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Ms. Ratekin would have paid for medical coverage during such period had her coverage been continued during such period upon the same terms as existed for her immediately prior to the termination or resignation date. All of Ms. Ratekin’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Ms. Ratekin’s compliance with the covenants, warranties, representations and agreements set forth in the Ratekin Agreement, as well as her execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

"CoC Good Reason" is defined in the Ratekin Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Ratekin Agreement by the Company, (b) any material adverse change in Ms. Ratekin’s status, responsibilities or position with the Company, (c) any material reduction in her base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly-situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Ms. Ratekin that are materially inconsistent with her position and the responsibilities described in the Ratekin Agreement or (e) requiring Ms. Ratekin to be principally based at any location that is more than 75 miles from Chicago, Illinois.

The Ratekin Agreement further provides that if any amount, right or benefit paid or payable to Ms. Ratekin under the Ratekin Agreement or any other plan, program or arrangement would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Ms. Ratekin under the Ratekin Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

The foregoing description of the terms of the Ratekin Agreement does not purport to be a complete description of the Ratekin Agreement and is qualified in its entirety by reference to the text of the Ratekin Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Senior Management Agreement by and between Huron Consulting Group Inc. and Diane E. Ratekin

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.

March 22, 2011	By:	/s/ James K. Rojas

Name: James K. Rojas
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Senior Management Agreement by and between Huron Consulting Group Inc. and Diane E. Ratekin